Exhibit 21
Arcosa, Inc.
Active Subsidiaries as of February 24, 2023

Name of Subsidiary	Jurisdiction of Incorporation
4601 Holmes Road Corporation	Texas
Administradora Especializada, S. de R.L. de C.V.	Mexico
Arcosa Aggregates Holdings, LLC.	Delaware
Arcosa Aggregates Gulf Coast, LLC	Delaware
Arcosa Aggregates Ohio River Valley, LLC	Delaware
Arcosa Aggregates Texas, LLC	Delaware
Arcosa Aggregates West, LLC	Delaware
Arcosa Canada Distribution, Inc.	Alberta
Arcosa Canada ULC	Alberta
Arcosa Cherry, LLC	Delaware
Arcosa Crushed Concrete, LLC	Delaware
Arcosa Cryogenics, LLC	Delaware
Arcosa EPI, LLC	Delaware
Arcosa Industries de México, S. de R.L. de C.V.	Mexico
Arcosa International Holdings AG	Switzerland
Arcosa LWB, LLC	Delaware
Arcosa LW BR, LLC	Delaware
Arcosa LWFP, LLC	Delaware
Arcosa LW HPB, LLC	Delaware
Arcosa LW KY, LLC	Delaware
Arcosa LW, LLC	Delaware
Arcosa LWS, LLC	Delaware
Arcosa Marine Components, LLC	Delaware
Arcosa Marine Leasing, Inc.	Delaware
Arcosa Marine Products, Inc.	Delaware
Arcosa Materials Holdings, Inc.	Delaware
Arcosa Materials, Inc.	Delaware
Arcosa Mining and Construction Equipment, Inc.	Delaware
Arcosa Shoring Products, Inc.	Delaware
Arcosa Telecom Structures, LLC	Delaware
Arcosa Traffic and Lighting Structures, LLC	Delaware
Arcosa Wind Towers, Inc.	Delaware
Art Wilson Co.	Delaware
CEMC Services, LLC	Delaware
Cherry Administration Services, Inc.	Texas
Cherry Companies Management, Inc.	Texas
Cherry Concrete Removal, Ltd.	Texas
Cherry Crawford Holdings, Ltd.	Texas
Cherry Crushed Concrete, Inc.	Texas
Cherry Demolition, Inc.	Texas
Cherry Industries, Inc.	Texas
Cherry Land Holdings, L.L.C.	Texas
Cherry Moving Company, Inc.	Texas
Cherry Recycling, Inc.	Texas
CreekWood Resources, LLC	Delaware

Name of Subsidiary	Jurisdiction of Incorporation
Diamond Gypsum, LLC	Delaware
The Gravel Company, LLC	Texas
Harrison Gypsum, LLC	Delaware
HG Eagle, LLC	Delaware
Imperial Limestone Company Limited	British Columbia
Inland Marine Equipment LLC	Delaware
Jack Acquisitions, Inc.	Delaware
J.A. Jack & Sons, Inc.	Delaware
Lake Lynn Transportation LLC	Delaware
Laurel Aggregates of Delaware, LLC	Delaware
Laurel Aggregates of PA, LLC	Delaware
Laurel Aggregates Terminal Services of Delaware, LLC	Delaware
McAsphalt, LLC	Delaware
McConway & Torley, LLC	Delaware
McIntosh Construction Company, LLC	Delaware
Meyer Utility Structures, LLC	Delaware
Midwest Land Trust, LLC	Delaware
North Florida Rock, LLC	Delaware
OFE, S. de R.L. de C.V.	Mexico
Opelika Stone Company, LLC	Delaware
POB Exploration, LLC	Delaware
RB Parkway, LLC	Delaware
RB Paving and Construction, LLC	Delaware
Recycled Aggregate Materials Company, Inc.	California
River Aggregates, LLC	Delaware
Selinsky Road Holdings, Ltd.	Texas
Servicios Corporativos Tatsa, S. de R.L. de C.V.	Mexico
Southwest Equipment Holdings, LLC	Arizona
Southwest Rock Products, L.L.C.	Delaware
Standard Forged Products, LLC	Delaware
StonePoint Holding, LLC	Delaware
StonePoint Intermediate Holding, LLC	Delaware
StonePoint Materials LLC	Delaware
StonePoint Ultimate Holding, LLC	Delaware
Strata Materials, LLC	Delaware
Utica Resources LLC	Delaware
Washita Valley Logistics, LLC	Delaware
Western Oklahoma Development Group, LLC	Delaware
Western States Gypsum, Inc.	Delaware
White Mountain Investment II, LLC	Arizona
White Mountain Properties, LLC	Delaware
White Mountain Rock Products, LLC	Arizona
Winn Marine, LLC	Delaware
Winn Materials, LLC	Delaware
Winn Materials of Kentucky LLC	Delaware